SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


                                 MARCH 12, 2001
                Date of Report (date of Earliest Event Reported)


                              TMANGLOBAL.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)


         FLORIDA                          0-27631                65-0782227
(State or Other Jurisdiction of     (Commission File No.)     (I.R.S. Employer
Incorporation or Organization)                               Identification No.)



     1000 UNIVERSAL STUDIOS PLAZA, BUILDING 22A, ORLANDO, FLORIDA 32819-7610
             (Address of principal executive offices and zip code)


                                 (407) 370-4460
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         CONVERTIBLE DEMAND PROMISSORY NOTE

         On March 12, 2001, Bodo, LLC, a Virginia limited liability company ("Bodo LLC") agreed to make a capital investment in TMANglobal.com, Inc., a Florida corporation ("TMANglobal.com" or the "Company"), in the amount of US$60,000. Bodo LLC and TMANglobal.com executed a Subscription Agreement ("Agreement"), pursuant to which Agreement, Bodo LLC agreed to purchase a 3 year 12% Convertible Demand Promissory Note in the principal amount of US$60,000 issued by TMANglobal.com to Bodo LLC (the "Note"). Pursuant to the terms and conditions of the Note, the Company promised to pay to Bodo LLC, upon demand, the principal amount and interest at a rate per annum equal to twelve percent (12%). The Note is convertible, at the option of Bodo LLC, into shares of common stock of the Company at a conversion price of $.01 per common share ("Conversion Price"). The Conversion Price is subject to adjustment in accordance with the terms and provisions of the Note. The Note also provides for customary anti-dilution protection.

         COMPOSITION OF THE BOARD OF DIRECTORS

         On March 12, 2001, Mr. Tony Interdonato resigned as a director of the Company. On March 13, 2001, the Board of Directors of the Company (the "Board") consisting of one director, Ron Tramontano, appointed Robert J. Carlin and Mohamed Kashoggi as the Board's two new directors. Simultaneously with appointment of the two new directors, Mr. Tramontano resigned as a director of the Company. On March 13, 2001 the Board accepted the resignations of Mr. Interdonato as Chief Executive Officer of the Company and of Mr. Tramontano as President of the Company. Following these resignations, the Board appointed Robert J. Carlin as President, Chief Executive Officer, and Secretary of the Company.

         IRREVOCABLE PROXY AND AGREEMENT TO PREVENT RESALE

         On March 12, 2001, Messrs. Tramontano and Interdonato ("Grantors"), entered into an Agreement to Prevent Resale and Irrevocable Proxy Coupled with an Interest ("Proxy Agreement") with Robert J. Carlin ("Grantee"), pursuant to which Proxy Agreement Grantors agreed (1) not to engage in the resale of the shares of common stock of the Company held by the Grantors unless such resale is effected pursuant to the provisions of Rule 144 of the Securities Act of 1933, as amended ("Rule 144") and in ordinary brokerage transactions, as defined for the purposes of Rule 144, and (2) to irrevocably appoint the Grantee a proxy to vote all of the shares of common stock of the Company held by Grantors in the name, place and stead of Grantors at any annual, special or other shareholders meeting.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         On March 12, 2001 the Company dismissed Daszkel, Bolton, Manela, Devlin & Co. as its principal independent accountants. The decision to dismiss Daszkel, Bolton, Manela, Devlin & Co. was approved by the Board on March 7, 2001 and was not the result of an adverse opinion or of any disagreements with Daszkel, Bolton, Manela, Devlin & Co. On March 14, 2001, the Company, upon the Board's recommendation, engaged Spicer Jeffries & Co., as its principal independent accountants.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (B)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (C)      EXHIBITS.

                  16.1 Letter of dismissal of Daszkel, Bolton, Manela, Devlin & Co., the Company's certifying public accountants, dated March 12, 2001 (to be filed by amendment).
                  16.2 Letter from Daszkel, Bolton, Manela, Devlin & Co., the Company's certifying public accountants, concerning the statements made by the Company in this current report concerning the dismissal, dated March __, 2001 (to be filed by amendment).
                  99.1 Press Release announcing the resignations of TMANglobal.com's current directors and officers issued on March 13, 2001.
                  99.2 Press Release announcing the appointment of new officers and election of new directors to the Company's Board of Directors issued on March 14, 2001.
                  99.3 Press Release announcing the termination of the Company's relationship with Daszkel, Bolton, Manela, Devlin & Co., the Company's certifying public accountants, issued on March 12, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TMANglobal.com, Inc.



Dated:  March 27, 2001                    By: /s/ Robert J. Carlin
                                              ----------------------------------
                                              President, Chief Executive Officer